XFONE USA Provides Update on Gulf Coast Operations and Status of Mergers with I-55 Internet Services and I-55 Telecommunications

JACKSON, MS, and LONDON, U.K. - (PR NEWSWIRE) - September 13, 2005 - XFONE, Inc. (AMEX:XFN), an international diversified communications services company, announce today that its wholly-owned US based subsidiary, XFONE USA, Inc., continues to assess the impact of Hurricane Katrina to its facilities and operations in Mississippi and will re-evaluate the Agreements and Plans of Merger with I-55 Internet Services, Inc. and I-55 Telecommunications, LLC. as result of Hurricane Katrina.

President and Chief Executive Officer of Xfone, Inc., Guy Nissenson, observed, "Our hearts go out to all of the people whose lives have been disrupted by the devastation of Hurricane Katrina and its unprecedented aftermath. XFONE USA and our associates are joining others in the larger efforts to assist those across the entire region."

Wade Spooner, Chief Executive Officer of XFONE USA, Inc., stated, "The gulf coast of Mississippi and Louisiana were hit pretty hard by Katrina, and we even felt her fury at our corporate headquarters in Jackson. Our employees have been working day and night and have restored service to almost all of our customers who have power.” XFONE USA was able to continue its operations using generator power during the week after the storm, according to Mr. Spooner. “The gulf coast of Mississippi and Louisiana communications and electrical power infrastructures were significantly damaged for all providers. However, we are working together and these systems are beginning to come back up. We look forward to being involved with our customers in reconstructing the area”, added Spooner.

XFONE USA serves residential and business telephony customers primarily throughout Mississippi and Louisiana, and serves small pockets of customers in Alabama, Georgia and Florida. The extensive and severe damage, primarily throughout southern Mississippi and southern Louisiana has caused damage to XFONE USA in both revenue and assets. Management places the initial recovery period to be from September 2005 through year end 2005.

Management has made an early assessment of the estimated revenue and cash-flow impact through year end 2005, based upon the information that it has been able to obtain from its operations. XFONE USA is also applying for recovery of its losses through its insurance policies and governmental financial relief packages. At this point the company cannot predict the final operational effect or the net amount of loses resulting from Hurricane Katrina.

To date, the merger of I-55 Internet Services and I-55 Telecommunications with and into XFONE USA has not been consummated. The Company and XFONE USA are re-evaluating the status of the merger and the next steps to be taken based on the results of their internal assessment of the damage to the I-55 Internet Services and I-55 Telecommunications from Hurricane Katrina.

About XFONE, Inc.

A U.S.-domiciled corporation, XFONE, Inc. is an international voice and data communications services provider with operations in the United Kingdom, the United States and Israel that offers a wide range of services, which include: local, long distance and international telephone services; prepaid and postpaid calling cards; cellular services; VoIP services; reselling opportunities; and email and fax broadcasting services. The Company serves customers across Europe, Australia, North America, South America, Asia and Africa.

This press release contains forward-looking statements. The words or phrases "should," "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." The Company's financial results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this press release, except historical and factual information, represents forward-looking statements. This includes all statements about the company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, and license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the Securities and Exchange Commission.

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For More Information, Please Contact:
XFONE, Inc.
Alon Mualem, Chief Financial Officer,
011-972-39254446 or via email at alonm@xfone.com